EXHIBIT 10.9

CONTRIBUTION AND EXCHANGE AGREEMENT

This Contribution and Exchange Agreement, dated as of November 23, 2004 (the “Agreement”), is entered into by and between Craig A. Steinke (the “Stockholder”) and Eagle Family Foods Holdings, Inc., a Delaware corporation (the “Company”).

R E C I T A L S

WHEREAS, pursuant to the Amended and Restated Certificate of Incorporation of the Company, the Company is authorized to issue 2,200,000 shares of capital stock, which consists of (i) 1,200,000 shares of common stock, par value $0.01 per share (“Common Stock”), and (ii) 1,000,000 shares of Preferred Stock, of which (a) 816,750 shares have been designated as Series A Preferred Stock, par value $0.01 per share (“Series A Preferred”) and (b) 99 shares have been designated as Series B Preferred Stock, par value $0.01 per share (“Series B Preferred” and, together with the Series A Preferred, the “Preferred Stock”);

WHEREAS, the Stockholder is the owner of the number of shares of Common Stock (the “Common Shares”) and Series A Preferred (the “Preferred Shares”) set forth on Schedule I hereto, representing all of the Common Shares and Preferred Shares owned by the Stockholder;

WHEREAS, the Stockholder desires to contribute to the Company, and the Company desires to accept from the Stockholder, the Common Shares and the Preferred Shares as a contribution to capital (the “Contribution”), in exchange (the “Exchange”) for the issuance to the Stockholder of 95,547 shares of Common Stock (collectively, the “New Shares”); and

WHEREAS, contemporaneously with the transactions contemplated by this Agreement, (i) the Company shall amend and restate the Company’s certificate of incorporation, among other things, to increase the number of authorized shares of Common Stock and to create a new series of preferred stock (the “Series I Preferred Stock”), (ii) the Company shall issue 1,048,091 shares of Common Stock and 150 shares of Series I Preferred Stock to Dairy Farmers of America, Inc. (“DFA”) (the “New Equity Investment”) pursuant to that certain Asset Purchase Agreement, dated as of the date hereof, between the Company and DFA (the “DFA Purchase Agreement”), and (iii) the Common Stock and Preferred Stock owned by certain of the Company’s institutional investors shall be contributed to the Company in exchange for the issuance of new shares of Common Stock pursuant to the Contribution and Exchange Agreement, dated as of the date hereof, among the Company and such institutional investors (the “Restructuring”);

NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.

CONTRIBUTION AND EXCHANGE

Section 1.1. Contribution.

(a) Effective as of the date hereof, the Stockholder hereby contributes, transfers, assigns and conveys to the Company all right, title and interest in and to all of the Common Shares and Preferred Shares, together with any and all rights, privileges, benefits, obligations and liabilities appertaining thereto, reserving unto such Stockholder no rights or interests therein whatsoever, to have and to hold the same unto the Company and its heirs, legal representatives, successors and assigns, from and after the date hereof to its own proper use forever. The Stockholder shall deliver all stock powers and other instruments of transfer necessary to effect the Contribution.

(b) The Company hereby accepts the Contribution of the Common Shares and Preferred Shares pursuant to Section 1.2(a) above.

(c) In consideration of the Contribution by the Stockholder, effective as of the date hereof, in exchange for the Common Shares and Preferred Shares the Company shall issue to the Stockholder the New Shares. At anytime after the date hereof and at the request of the Stockholder, the Company shall issue to such Stockholder certificates registered in the Stockholder’s name representing the New Shares.

(d) The Stockholder hereby constitutes and appoints the Company, its successors and assigns, as the Stockholder’s true and lawful attorney-in-fact, with full power of substitution, in the name of the Company or in the name of the Stockholder, to execute, deliver, file and/or record such documents, agreements and instruments as shall be necessary or appropriate to effect the Contributions pursuant to this Article I. The foregoing powers are coupled with an interest and shall be irrevocable.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Stockholder as follows:

Section 2.1. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 2.2. Authority. The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby, including, without limitation, the issuance and delivery of the New Shares to the Stockholder in accordance with the terms of this Agreement. No other corporate action is necessary to authorize such execution, delivery and performance other than corporate actions already taken, and upon such execution and delivery, this Agreement shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be (i) limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor’s rights, or (ii) subject to general principles of equity.

Section 2.3. Outstanding Capital Stock of the Company. Immediately prior to the consummation of the transactions contemplated by the Agreement and consummation of the New Equity Investment and the Restructuring, the issued and outstanding capital stock of the Company in the amounts held beneficially and of record is as set forth on Schedule II hereto. Immediately following consummation of the transactions contemplated by this Agreement and consummation of the New Equity Investment and the Restructuring, the issued and outstanding capital stock of the Company in the amounts held beneficially and of record shall be as set forth on Schedule III hereto.

Section 2.4. Issuance of Shares. The New Shares to be issued by the Company pursuant to this Agreement, when issued in accordance with the provisions hereof, will be validly issued by the Company, fully paid and nonassessable shares of the Company, and, no stockholder of the Company has, or will have, any preemptive rights to subscribe for any such New Shares other than rights which have been waived.

Section 2.5. Consents; Conflicts. Except with respect to filings made in connection with exemptions from registration under state or federal securities laws, the creation, authorization, issuance, offer and sale of the New Shares will not require any consent, approval or authorization of, or filing, registration or qualification with, any Person or governmental authority on the part of the Company or the vote, consent or approval in any manner of the holders of any security of the Company as a condition to the execution and delivery of this Agreement or the creation, authorization, issuance, offer and sale of the New Shares. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder will not violate (i) the terms and conditions of the Restated Certificate of Incorporation or the Bylaws of the Company, or any agreement or instrument to which the Company is a party or by which it is bound or (ii) subject to the accuracy of the Stockholder’s representations and warranties contained herein, including, without limitation, the representations and warranties contained in Section 3.3 hereof, any federal or state law.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder represents and warrants to the Company as follows:

Section 3.1. Title to Securities. The Stockholder is the owner and holder of the Common Shares and Preferred Shares and has good and valid title to such Common Shares and Preferred Shares, free and clear of all liens, security interests, claims, charges, equities, pledges, options and encumbrances of any kind.

Section 3.2. Authority. The Stockholder has full right, power and authority to contribute, transfer, assign and convey to the Company the full legal and beneficial ownership in the Common Shares and the Preferred Shares, as the case may be, to be surrendered by the Stockholder pursuant to this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly and validly executed and delivered by the Stockholder and is a legal, valid and binding obligation of such Stockholder enforceable in accordance with its terms, except as enforceability may be (i) limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor’s rights, or (ii) subject to general principles of equity. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance with any of the provisions hereof will (a) result in any conflict with, breach of, or default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any agreement or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of such Stockholder’s properties or assets may be bound, or (b) violate any order, writ, injunction, judgment, decree, law, statute, rule or regulation applicable to such Stockholder or any of such Stockholder’s properties or assets. No action, consent or approval by, or filing with, any Federal, state, municipal, foreign or other court or governmental or administrative body or agency, or any other regulatory or self-regulatory body, is required in connection with the execution and delivery by the Stockholder of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

Section 3.3. Accredited Investor.

(a) Offering Exemption. The Stockholder acknowledges that the New Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), nor registered or qualified under any state securities laws, and that they are being offered and sold pursuant to an exemption from such registration and qualification based in part upon such Stockholder’s representations contained herein.

(b) Knowledge of Offer. The Stockholder is familiar with the business and operations of the Company and has been given the opportunity to obtain from the Company all information that the Stockholder has requested regarding its business plans and prospects.

(c) Knowledge and Experience; Ability to Bear Economic Risks. The Stockholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement, and is able to bear the economic risk of this investment in the Company (including a complete loss of the value of the New Shares a).

(d) Limitations on Disposition. The Stockholder recognizes that no public market exists for the New Shares, and none may exist in the future. The Stockholder acknowledges that it must bear the economic risk of this investment indefinitely unless the Stockholder’s New Shares are registered pursuant to the Securities Act, or an exemption from such registration is available, and unless the disposition of such New Shares is qualified or registered under applicable state securities laws or an exemption from such qualification or registration is available, and that the Company has no present intention of so registering the New Shares. The Stockholder acknowledges that there is no assurance that any exemption from the Securities Act will be available, or, if available, that such exemption will allow such Stockholder to transfer any or all of the New Shares, in the amounts, or at the times the Stockholder might propose. The Stockholder acknowledges that at the present time Rule 144 promulgated under the Securities Act by the Securities and Exchange Commission is not applicable to sales of the New Shares.

(e) Accredited Investor. The Stockholder is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act.

Section 3.4. Capacity. The Stockholder has full power and legal right to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder.

ARTICLE IV.

COVENANTS OF THE PARTIES

Section 4.1. Further Assurances. The Stockholder will execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements and other instruments as the Company may reasonably request for the purpose of effectively carrying out the transfer of the Common Shares and the Preferred Shares and the other transactions contemplated by this Agreement.

ARTICLE V.

MISCELLANEOUS PROVISIONS

Section 5.1. Notices. All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

(a) if to the Company, at 735 Taylor Road, Suite 200, Gahanna, OH 43230 (facsimile: (614) 501-4299), marked for attention of Secretary, or at such other address or facsimile number as may have been furnished to the Company in writing, with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019 (facsimile: (212) 728-9222), Attention: Steven J. Gartner, Esq.;

(b) if to the Stockholder, at 735 Taylor Road, Suite 200, Gahanna, OH 43230 (facsimile: (614) 501-4299), marked for attention of Chief Executive Officer, or at such other address or facsimile as the Company may have furnished in writing to each of the Stockholder.

Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery, if a business day and delivered during regular business hours, otherwise the first business day thereafter; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

Section 5.2. Amendments. The terms, provisions and conditions of this Agreement may not be changed, modified or amended in any manner except by an instrument in writing duly executed by the Company and the Stockholder.

Section 5.3. Assignment; Parties in Interest.

(a) Assignment. Neither this Agreement nor any of the rights, duties, or obligations of any party hereunder may be assigned or delegated by any party hereto except with the prior written consent of the Company and the Stockholder.

(b) Parties in Interest. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective permitted successors and assigns.

Section 5.4. Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses. The Company shall pay any liabilities (including interest and penalties) with respect to, or resulting from any delay or failure, in paying, stamp and other taxes, if any, which may be payable or determined to be payable on the execution and delivery of this Agreement or acquisition of the New Shares pursuant to this Agreement.

Section 5.5. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, supersedes and is in full substitution for any and all prior agreements and understandings among them relating to such subject matter, and no party shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any warranties, representations, indemnities, covenants or agreements except as specifically set forth herein. The Schedules to this Agreement are incorporated herein and made a part hereof and are an integral part of this Agreement.

Section 5.6. Descriptive Headings. The descriptive headings of the several sections (including subsections) of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 5.7. Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto (including by facsimile), and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

Section 5.8. Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to contracts made and performed therein.

Section 5.9. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

Section 5.10. Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid, illegal or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

Section 5.11. Specific Performance. Without limiting or waiving in any respect any rights or remedies of any party under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto shall be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of this Agreement.

Section 5.12. Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement shall survive the execution of this Agreement and the consummation of the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

EAGLE FAMILY FOODS HOLDINGS, INC.

By:	/s/ Craig Steinke
Name:	Craig A. Steinke
Title:	Chief Executive Officer and President

/s/ Craig Steinke
Craig A. Steinke

SCHEDULE I

OWNERSHIP OF COMMON STOCK AND PREFERRED STOCK

Stockholder	Common Stock	Series A Preferred
Craig A. Steinke	40,835	990

SCHEDULE II

PRE-TRANSACTION CAPITALIZATION

Stockholder	Common Stock	Series A Preferred	Series B Preferred
Warburg, Pincus Ventures, L.P.	458,200	402,398.7735	49.5
GE Investment Private Placement Partners II, a Limited Partnership	458,200	402,398.7735	49.5
Craig A. Steinke	40,835	990.0000	—

SCHEDULE III

POST-TRANSACTION CAPITALIZATION

Stockholder	Common Stock	Series I Preferred
Warburg, Pincus Ventures, L.P.	621,542.50	—
GE Investment Private Placement Partners II, a Limited Partnership	621,542.50	—
Dairy Farmers of America Inc.	1,048,091.00	—
Mid-Am Capital, L.L.C.	—	150
Craig A. Steinke	95,547.00	—